UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

Commission File Number: 333-179321

GASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-0525801
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

173 Keith St., Suite 300

Warrenton, VA 20186

(Address of principal executive offices)

Tel: 540-347-2212

Fax: 540-347-2291

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2015, Mr. Timur Khromaev resigned as Chief Executive Officer, Chief Financial Officer, Treasurer and a member of the board of directors of GASE Energy, Inc. (the “Company”). Mr. Khromaev's resignation was due to his recent appointment as the Head of Ukraine National Securities and Stock Market Commission and that such appointment does not permit him to work for any entities in the private sector. Mr. Khromaev's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective on January 30, 2015 and immediately after Mr. Khromaev’s resignation, Ms. Larysa Prymenko was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and a member of the Company’s board of directors. Currently, there is no employment agreement or any other compensatory arrangements with Ms. Prymenko. Below is a brief biography of Ms. Prymenko.

Larysa Prymenko, age 45, has been the Director of Corporation Finance Department of ARTA Securities since 2008, a leading Ukrainian investment company, where she oversaw and managed the firm’s services in areas of investment banking, mergers and acquisitions, corporate finance and fixed income. Between June 2003 and 2008, she was a Chief Analyst at ARTA Investment Partners. From February 2003 through June 2003, Ms. Prymenko was the Chief Analyst at the Corporate Finance Department of Misto Bank in Ukraine. She was also the Chief Analyst of the Corporate Finance Department of TAS Investbank in Ukraine from August 2002 through February 2003. Ms. Prymenko also worked as the Chief Analyst of the Corporate Finance Department of NRB-Ukraine from February 2001 through August 2002. Prior to that, Ms. Prymenko was a senior financial economist at the International Capital Markets and International Debt Department under the Ministry of Finance of Ukraine for over three years. Ms. Prymenko received a Master's Degree in Finance from Kyiv National University of Trade and Economics in 1999 and a Specialist Degree in Physics from National Taras Shevchenko University, Kyiv in 1991.

Ms. Prymenko currently devotes approximately 60% of her professional time to the Company’s operation, and when the Company commences drilling, Ms. Prymenko will devote more time.

Item 7.01 Regulation FD Disclosure.

On February 4, 2015, the Company issued a press release regarding the resignation of Mr. Timur Khromaev as its Chief Executive Officer, Chief Financial Officer, Treasurer and director and the appointment of Ms. Larysa Prymenko as its Chief Executive Officer, Chief Financial Officer, Treasurer and director. A copy of the press release is filed hereof as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
17.1	Resignation Letter, dated as of January 29, 2015, from Timur Khromaev to the Board of Directors of GASE Energy, Inc.

99.1	Press release, dated February 4, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASE Energy, Inc.

Dated: February 4, 2015	By:	/s/ Michael Doron
	Name:	Michael Doron
	Title:	Chairman

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